LEOPARD CAPITAL INC.

UNAUDITED PRO FORMA CONSOLIDATED

FINANCIAL STATEMENTS

DECEMBER 31, 2003

CONTENTS

Unaudited Pro Forma Consolidated Balance Sheet

Unaudited Pro Forma Consolidated Statement of Operations

Notes

LEOPARD CAPITAL INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS AT DECEMBER 31, 2003

	China Expert		Pro Forma	Pro Forma
	Network		Adjustments	Consolidated
	Company	Leopard	and	Balance
	Limited	Capital Inc.	Elimination	Sheet
	USD	USD	USD	USD
ASSETS

Current assets
Cash and cash equivalents	47,223	-		47,223
Amount due from an officer	94,787	-		94,787
Prepaid contract costs	1,223,518	-		1,223,518
Rental and other deposits	64,371	-		64,371

Total current assets	1,429,899	-		1,429,899
Property and equipment, net	52,120	-		52,120
Intangible assets, net	674,807	-		674,807
Deferred tax assets	315,745	-		315,745

Total assets	2,472,571	-		2,472,571

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	9,686	-		9,686
Deposits received	93,141	-		93,141
Accruals	364,951	600		365,551
PRC business tax	274,542	-		274,542
Billings in excess of costs and estimated
earnings on uncompleted contracts	164,820	-		164,820
Advances from shareholders	-	130		130
Income tax payable	309,634	-		309,634

Total current liabilities	1,216,774	730		1,217,504

Stockholders' equity
Common stock (Notes 2, 3)	3,856,041	1,280,579	(1,259,244)	3,877,376
Accumulated deficit (Note 2)	(2,600,244)	(1,281,309)	1,259,244	(2,622,309)

Total liabilities and stockholders' equity	2,472,571	-		2,472,571

ON BEHALF OF THE BOARD

____________________ Director

____________________ Director

- See Accompanying Notes -

LEOPARD CAPITAL INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2003

	China Expert		Pro Forma	Pro Forma
	Network		Adjustments	Consolidated
	Company	Leopard	and	Statement of
	Limited	Capital Inc.	Elimination	Operations
	USD	USD	USD	USD

Revenue	5,666,934	-		5,666,934

Cost of revenue	(2,706,174)	-		(2,706,174)

Gross profit	2,960,760	-		2,960,760

Recovery of accrued costs	-	14,814		14,814

Advertising and promotional expenses	(6,501)	-		(6,501)

General and administrative expenses	(894,299)	(4,953		(899,252)

Intangible assets amortization	(385,604)	-		(385,604)

Depreciation and amortization	(161,372)	-		(161,372)

Par value of LCI common stock and its
net liabilities written off (Note 2)	-	-	(22,065)	(22,065)

Income from operations	1,512,984	9,861		1,500,780

Interest income	745	-		745

Income before income tax	1,513,729	9,861		1,501,525

Income tax expenses	(303,316)	-		(303,316)

Net income	1,210,413	9,861		1,198,209

Basic net income per share				0.05

Weighted average number of common shares				22,063,474

- See Accompanying Notes -

LEOPARD CAPITAL INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

DECEMBER 31, 2003

NOTES

1.        BASIS OF PRESENTATION

On February 9, 2004, Leopard Capital Inc. ("LCI"), which was a development stage company, completed a share exchange with the stakeholders of China Expert Network Company Limited ("CEN"), a Hong Kong incorporated company (the "Exchange"). In the Exchange, LCI acquired 30,000,000 shares representing all the issued and outstanding common stock of CEN from the stakeholders of CEN (the "Shareholders") in exchange for the issuance of 19,935,000 shares of common stock of LCI to the Shareholders. In conjunction with the Exchange, LCI also issued a total of 1,400,000 additional shares to various persons as compensation for their services provided, including a director of LCI.

The Exchange resulted in a change of control of LCI. Upon completion of the Exchange and the related share issuances, LCI has a total of 22,063,474 shares issued and outstanding, of which 19,935,000 or approximately 90.35% are owned by the Shareholders. As the Exchange resulted in the former stakeholders of CEN owning greater than 50% of the common shares of LCI, the Exchange has been treated as a reverse takeover with CEN as the accounting acquirer (legal subsidiary) and LCI as the accounting acquiree (legal parent).

Accordingly, the purchase method under reverse takeover accounting has been applied except that no goodwill is recorded on the pro forma consolidated balance sheet. It means that :-

(a)        The pro forma consolidated financial statements of the combined entity are issued under the name of the legal parent, LCI, but a continuation of the combined financial statements of CEN.

(b)         CEN is deemed to be the acquirer for accounting purposes and as such, its assets and liabilities are included in the pro forma consolidated financial statements of the combined entity at their historical carrying values.

(c)         The common stock and accumulated deficit of LCI up to the date of the Exchange are eliminated.

(d)         The capital structure of the consolidated entity is that of LCI, but the dollar amount of the issued share capital in the pro forma consolidated balance sheet is that of CEN immediately prior to the Exchange plus the value of shares issued by LCI to acquire CEN and to compensate the service providers.

(e)         The value of shares issued by LCI is determined to be their par value as LCI had net liabilities at the date of the Exchange.

(f)        The par value of LCI common stock and the net liabilities of LCI at the date of the Exchange are written off to the pro forma consolidated statement of operations.

Audited financial statements of LCI and CEN for the year ended December 31, 2003 have been used in the preparation of these pro forma consolidated financial statements. These pro forma consolidated financial statements should be read in conjunction with the historical financial statements of LCI and CEN.

2.        PRO FORMA ASSUMPTIONS AND ADJUSTMENTS

The pro forma consolidated balance sheet as at December 31, 2003 has been prepared assuming that the Exchange occurred on December 31, 2003. The pro forma consolidated statement of operations for the year ended December 31, 2003 has been prepared assuming the Exchange occurred at the beginning of the year presented. This pro forma consolidated statement of operations is not necessarily indicative of the results of operations that would have been attained had the acquisition taken place at the beginning of the period presented and does not purport to be indicative of the effects that may be expected to occur in the future.

The pro forma adjustments and elimination give effect to the acquisition of CEN using reverse takeover accounting and the related elimination of the common stock and deficit of LCI.

3.	PRO FORMA SHARE CAPITAL	No. of shares	Amount
			USD

	Authorized :-
	Common stock at USD0.001 par value	200,000,000	200,000

	Issued and outstanding :-
	Common stock prior to the Exchange	728,474	1,280,579
	Elimination of LCI share capital amount	-	(1,280,579)
	CEN share capital	-	3,856,041
	Shares issued for acquisition of CEN	21,335,000	21,335

		22,063,474	3,877,376